Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Vanguard Health Systems, Inc.:
We consent to the use of our report dated December 17, 2010 included herein and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1, as amended, dated June 3, 2011.
/s/ KPMG LLP
Chicago, Illinois
June 3, 2011